UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2018

Dex Liquidating Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

7 West 41st Avenue - #245, San Mateo, CA (Address of Principal Executive Offices)	94403 (Zip Code)

Registrant’s telephone number, including area code: (415) 839-8488

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

Dex Liquidating Co. (formerly Dextera Surgical, Inc., the “Company”) previously disclosed in a Current Report on Form 8-K on November 13, 2018, that the Company expects that the Effective Date for the First Amended Chapter 11 Plan of Liquidation (the “Plan”) of the Company will occur on or about November 28, 2018.

The Company is now announcing that, assuming the conditions to the occurrence of the Effective Date of the Plan are satisfied, the Effective Date of the Plan will be November 28, 2018. On the Effective Date (1) all of the Company’s securities will be cancelled, and (2) the registration of the Company’s Common Stock under the Securities Exchange Act of 1934 will be cancelled. On the same date, the Company will file a Notice of Occurrence of Effective Date of the Plan with the Bankruptcy Court.

The Company is also notifying its stockholders that it has taken action that will likely cause the trading in the Company’s Common Stock to cease at the close of business on Monday, November 26, 2018. This action has been taken in an attempt to allow all trades to settle prior to the close of business on the Effective Date of the Plan. Consequently, all stockholders of the Company’s capital stock wishing to make trades in the Company’s capital stock should do so well in advance of the Effective Date and certainly no later than Monday, November 26, 2018, to ensure that their trades settle prior to the close of business on the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex Liquidating Co.

Date: November 19, 2018	/s/ Matthew English
Matthew English
Chief Restructuring Officer